Exhibit 10.6

Execution Copy

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of October 4, 2023, by and among Trio Petroleum Corp. (the “Company”) and each person listed on Schedule A hereto (each, a “Stockholder”). The Company and each Stockholder are sometimes individually referred to as a “Party,” and they are sometimes collectively referred to as the “Parties.”

WHEREAS, the Company proposes to enter into a Securities Purchase Agreement, dated as of or about the date hereof (the “Purchase Agreement”), which provides, among other things, for the Purchasers (as defined under the Purchase Agreement) to purchase from the Company up to a total of $3,500,000 of Notes and Warrants in exchange for cash equal to 93% of the face value of each of the Notes, upon the terms and conditions set forth in the Purchase Agreement (capitalized words and terms used herein without definition shall have the respective meanings specified in the Purchase Agreement).

WHEREAS, the Parties are executing this Agreement prior to or contemporaneously with the execution of the Purchase Agreement.

WHEREAS, each Stockholder owns (whether beneficially or of record) the number of shares of Common Stock of the Company set forth opposite such Stockholder’s name on Schedule A hereto (the “Existing Shares”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

VOTING

1.1 Voting. From and after the date hereof until the Company’s receipt of the Required Votes (as defined below) pursuant to and in compliance with the terms of the Purchase Agreement (the “Expiration Date”), the Stockholder individually and irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, for the purpose of voting on the proposal set forth in clauses (a) and (b) below, the Stockholder will (i) appear at such meeting or otherwise cause all of his or her Existing Shares and other shares of Common Stock over which he or she has acquired ownership (whether beneficially or of record) after the date hereof (including any shares of Common Stock or any other class of capital stock of the Company acquired by means of purchase, dividend, distribution, merger, reorganization, recapitalization, stock split, reverse stock split, or issued upon the exercise of any stock options to acquire Common Stock or any other class of capital stock of the Company or warrants or the conversion of any convertible securities or otherwise) (collectively, the “New Shares”, and together with the Existing Shares, the “Shares”), which he or she owns as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares:

(a) in favor of the approval as may be required by the applicable rules and regulations of the New York Stock Exchange (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date, which approval shall be received within 70 days from the first Tranche Closing Date; and

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(b) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to approve the matters set forth in Section 1.1(a) above (the “Required Votes”).

Additionally, the Stockholder shall not propose, commit or agree to take any action inconsistent with any of the foregoing clause (a).

1.2 Lock-Up. Each Stockholder hereby covenants and agrees that, from the date of this Agreement until the Expiration Date, such Stockholder will not, directly or indirectly:

(a) offer for sale, sell, pledge or otherwise dispose of such Stockholder’s Shares (whether owned as of the date of this Agreement or hereafter acquired), including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise;

(c) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or any other securities of the Company; or

(d) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, the restrictions on the actions set forth in Section 1.2 above shall not apply to: (i) transfers of Shares as a bona fide gift; (ii) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) transfers of Shares to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (iv) transfers of Shares to any entity directly or indirectly controlled by or under common control with such Stockholder or (v) transfers of Shares pursuant to a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was in effect on or prior to the date of this Agreement; provided that, in the case of any transfer or distribution pursuant to clause (i), (ii), (iii) or (v) above, each donee, distributee or transferee shall execute and deliver to the Company, prior to such transfer, a Voting Agreement substantially in the form of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

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In furtherance of the foregoing, the Company and its transfer agent on its behalf are hereby authorized (A) to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 1.2 and (B) to imprint on any certificate representing Shares a legend describing the restrictions contained herein.

1.3 Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares.

ARTICLE II

REPRESENTATIONS and WARRANTIES

Each Stockholder represents and warrants to the Company as follows:

(a) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by such Stockholder;

(c) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in law or equity);

(d) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any laws or agreement binding upon such Stockholder or the Shares, nor require any authorization, consent or approval of, or filing with, any governmental authority, except for compliance with the Exchange Act and as would not impact such Stockholder’s ability to perform or comply with its obligations under this Agreement in any material respect;

(e) [Reserved]

(f) as of the date hereof, such Stockholder owns, beneficially and of record, or controls the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws) and has sole voting power with respect to the Existing Shares and sole power of disposition with respect to all of the Existing Shares, and no person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares;

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(g) as of the date hereof, there is no action pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any governmental authority that could reasonably be expected to impair the ability of such Stockholder to perform his or her obligations hereunder or consummate the transactions contemplated hereby; and

(h) such Stockholder has received and reviewed a copy of the Purchase Agreement and such Stockholder understands and acknowledges that the Investor is entering into the Purchase Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE III

TERMINATION

This Agreement shall terminate and be of no further force or effect on the Expiration Date. Notwithstanding the preceding sentence, the Stockholder shall not take any future action to rescind the resolutions contemplated by Section 1.1(a) and this Article III and Article IV shall survive any termination of this Agreement. Nothing in this Article III shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Expenses. Each Party shall bear its respective expenses, costs and fees (including attorneys’ fees, auditors’ and financing fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith.

4.2 Obligations of Each Stockholder. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Stockholder are several and not joint and several, and in no event shall any Stockholder have any obligation or liability for any of the representations, warranties and covenants of any other Stockholder.

4.3 No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Stockholder’s Shares shall remain vested in and belong to such Stockholder and (b) the Company shall have no authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Stockholder in the performance of its duties or responsibilities as a stockholder of the Company.

4.4 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the Parties hereto.

4.5 Specific Performance. The Parties agree that (a) irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms, and (b) money damages would be both incalculable and an insufficient remedy for any such failure to perform or any breach of this Agreement. Accordingly, it is agreed that the Company shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof without proof of actual damages or irreparable harm and without any requirement to post a bond, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Stockholders hereto hereby waives any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

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4.6 Reasonable Actions. Subject to the terms and conditions of this Agreement, each Stockholder agrees to take, or cause to be taken, all reasonably requested actions, and to do, or cause to be done, all reasonably requested things necessary, proper or advisable under applicable Laws to consummate and make effective the arrangements contemplated hereby.

4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any Party without the prior written consent of the other Parties.

4.8 Headings. The headings contained in this Agreement are included for purposes of convenience only and do not affect the meaning or interpretation of this Agreement.

4.9 Integration, Modification and Waiver. This Agreement (including Schedule A hereto) and the Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings of the Parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and the Stockholders. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

4.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Furthermore, prior drafts of this Agreement, or the fact that clauses have been added, deleted or modified from any prior drafts of this Agreement, shall not be used in the interpretation of this Agreement or otherwise constitute evidence of the intent of the Parties. In addition, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and that all Parties specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of the Company and the Stockholders in an arm’s-length transaction. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context clearly indicates otherwise: (a) each definition herein includes the singular and the plural, (b) each reference herein to any gender includes the masculine, feminine and neuter where appropriate, (c) the words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” (d) the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and derivative or similar words refer to this Agreement as an entirety and not solely to any particular provision of this Agreement, (e) the word “extent” in the phrase “to the extent” means the degree to which a subject or other things extends, and such phrase does not mean simply “if,” (f) each reference in this Agreement to a particular Article, Section or Schedule means an Article or Section of, or a Schedule to, this Agreement, unless another agreement is specified, and (g) unless otherwise specified, any definition of or reference to any agreement, instrument, document, statute or regulation herein shall be construed as referring to such agreement, instrument, document, statute or regulation as it may from time to time be amended, supplemented or otherwise modified.

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4.11 Severability. If any provision of this Agreement or the application of any provision of this Agreement to any Party or circumstance is, to any extent, adjudged invalid or unenforceable, the application of the remainder of such provision to such Party or circumstance, the application of such provision to other Parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby.

4.12 Notices. All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given and delivered (a) when delivered in person, (b) when sent by electronic mail transmission, or (c) one Business Day after having been dispatched by a nationally recognized overnight courier as follows:

If to the Company: At the address set forth in the Purchase Agreement.

If to the Shareholder: At the respective address set forth on Schedule A hereto.

Any Party may change its address or electronic mail address for the purposes of this Section 4.12 by giving notice to the other Parties as provided in this Agreement.

4.13 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

4.14 Jurisdiction and Venue. Each of the Parties hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction of the U.S. federal and state courts located in New York County, New York.

4.15 Waiver of Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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4.16 Third Party Beneficiary.                              , as the Investor under the Purchase Agreement and the holder of the Securities issued or issuable thereunder, is intended to be a third party beneficiary of this Agreement. Except as set forth in the preceding sentence, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties and such respective successors and permitted assigns, any legal or equitable right or remedy of any nature whatsoever hereunder.

4.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by facsimile or electronic mail shall be deemed originals for purposes of this Agreement.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Agreement effective as of the day and year first above written.

Trio Petroleum Corp.

By:	/s/ Frank C. Ingriselli
Name:	Frank C. Ingriselli
Title:	Chief Executive Officer

Signature Page to Voting Agreement

IN WITNESS WHEREOF, each Stockholder has executed this Agreement effective as of the day and year first above written.

By:	/s/ Frank C. Ingriselli
Name:	Frank C. Ingriselli

Schedule A to Voting Agreement